News Release Contact: Robert M. Plante Vice President & Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. Declares Quarterly Distribution of $0.6125
per Common Unit for Fiscal 2005 Second Quarter

Whippany, New Jersey, April 21, 2005 — Suburban Propane Partners, L.P. (NYSE:SPH), a marketer of propane gas, fuel oil and related products and services nationwide, today announced its Board of Supervisors declared a quarterly distribution of $0.6125 per Common Unit for the three months ended March 26, 2005. The distribution equates to $2.45 per Common Unit annualized and is payable on May 10, 2005 to Common Unitholders of record as of May 3, 2005.

The Partnership is scheduled on May 5, 2005 to announce its results for its second fiscal quarter and year-to-date period ended March 26, 2005.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through more than 370 customer service centers in 30 states.